Exhibit (h)(3)(ix)

TWENTY-FIFTH AMENDMENT TO THE

EA SERIES TRUST

FUND ACCOUNTING SERVICING AGREEMENT

This Twenty-fifth Amendment, effective as of the last date in the signature block, to the Fund Accounting Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to amend the Agreement to add the following funds to Exhibit A:

●	Alpha Architect 1-3 Month Box ETF

●	Strive 1000 Growth ETF

●	Strive 1000 Value ETF

●	Strive 2000 ETF

●	Strive 1000 Dividend Growth ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SIGNATURES ON THE FOLLOWING PAGE

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Sean Hegarty	By:	/s/ Jason Hadler

Name:	Sean Hegarty	Name:	Jason Hadler

Title:	Assistant Treasurer - EA Series Trust	Title:	Senior Vice President

Date:	10/31/2022	Date:	10/31/2022

Exhibit A to the

EA Series Trust

Fund Accounting Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Bitcoin Miners ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Papi’s Money ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U.S. Energy ETF

EA Bridgeway Blue Chip ETF

Strive 500 ETF

Burney U.S. Factor Rotation ETF

Altrius Global Dividend ETF

Strive U.S. Semiconductor ETF

Strive Emerging Markets Ex-China ETF

Alpha Architect High Inflation and Deflation ETF

Alpha Architect Tail Risk ETF

Strive U.S. Technology ETF

Alpha Architect 1-3 Month Box ETF

Strive 1000 Growth ETF

Strive 1000 Value ETF

Strive 2000 ETF

Strive 1000 Dividend Growth ETF